EXHIBIT 32.1

CERTIFICATIONS

In connection with the Annual Report on Form 10-K, as amended, of The First Bancshares, Inc. (the “Company”) for the year ending December 31, 2015, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), M. Ray (Hoppy) Cole, Jr., as Chief Executive Officer of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of The First Bancshares, Inc.

Date: October 11, 2016

/s/ M. Ray (Hoppy) Cole, Jr.
M. Ray (Hoppy) Cole, Jr.
Chief Executive Officer

In connection with the Annual Report on Form 10-K, as amended, of The First Bancshares, Inc. (the “Company”) for the year ending December 31, 2015, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Dee Dee Lowery, as Chief Financial Officer of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of her knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of The First Bancshares, Inc.

Date: October 11, 2016

/s/ Dee Dee Lowery
Donna T (Dee Dee) Lowery
Chief Financial Officer